Exhibit 99.1

News Release

Genesys to Acquire Leading Cloud-Based Customer Engagement Solution Provider SoundBite Communications

Genesys extends cloud contact center leadership position with addition of proactive collections and payments, mobile marketing applications, and customer service solutions

Daly City, Calif. and Bedford, Mass. – May 20, 2013 – Genesys, a leading provider of customer engagement and contact center solutions, today announced it signed a definitive agreement to acquire SoundBite Communications (NASDAQ: SDBT) for a price of $5.00 per share. SoundBite delivers cloud-based proactive collections, payments, and mobile marketing applications, as well as proactive customer service solutions to enterprises.

The transaction, which has been unanimously approved by the Boards of Directors of Soundbite and also by Genesys, will be accomplished pursuant to a cash tender offer followed by a second step merger. The $5.00 per share cash offer price represents a total equity value of SoundBite of approximately $100.4 million, on a fully-diluted basis. The closing of the transaction is expected to occur early in the third quarter of 2013.

The proposed acquisition will strengthen the Genesys cloud solutions portfolio, building on its recent acquisition of Angel for self-service and contact center solutions. Cloud-based sales, marketing, and customer service solutions provide companies with the ability to better acquire, service, and grow their business with new and existing customers by offering purpose-built applications that can be deployed quickly by business users. Those users can be located in departments across the enterprise including marketing, accounts receivable, collections, and contact centers.

News Facts:

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The acquisition is expected to contribute approximately $50 million in cloud-based revenue to Genesys, bringing the total to over $135 million for Genesys’ growing cloud business. The acquisition will bring Genesys additional expertise in developing, marketing, and selling cloud-based customer engagement solutions and adds approximately 450 new end-customers to its existing base of 800 Genesys cloud customers. Combined with Genesys’ current cloud business, SoundBite will further extend Genesys’ leadership position in cloud solutions for marketing, sales, and customer service.

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With the addition of SoundBite’s market-leading applications, Genesys will enrich its portfolio of cloud-based solutions for marketing, sales and collections departments, and strengthen its ability to address additional user communities across the enterprise.

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The SoundBite applications complement the Genesys cloud-based customer engagement solutions with additional mobile capabilities, including self-service text messaging, and mobile marketing capabilities, including mobile coupons, in-store marketing, mobile web sites, and on-package QR codes.

Supporting Quotes:

“Cloud solutions that quickly solve business challenges are in high demand, and offering these solutions is core to our mission.” said Paul Segre, President and CEO of Genesys. “The acquisition of SoundBite will expand our portfolio to help our customers meet these challenges, and continues our rapid expansion into cloud solutions in both new and existing markets.”

“This transaction provides our stockholders with a significant premium for their shares, and presents SoundBite with an exciting new endeavor that makes tremendous sense for the market,” said Jim Milton, President and CEO of SoundBite. “We believe existing SoundBite customers will value the benefits of being part of the global Genesys community made up of the world’s leading innovators in customer experience.”

Transaction Highlights:

Under the terms of the definitive agreement, Genesys will commence a cash tender offer to purchase all of SoundBite’s outstanding shares for $5.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes. The tender offer will remain open for at least 20 business days following its commencement. The completion of the tender offer is subject to the tender of at least a majority of SoundBite’s outstanding shares of common stock (on a fully diluted basis), the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions. The definitive agreement also provides for the parties to effect, subject to customary conditions, a merger following the completion of the tender offer that would result in all shares not tendered in the tender offer being converted into the right to receive $5.00 per share, net to the holder in cash, without interest and less any applicable withholding taxes. Genesys has received from certain SoundBite stockholders, which represent 41.3% of the outstanding shares of SoundBite common stock, tender and support agreements to tender all of their shares in the tender offer and, if applicable, to vote those shares in favor of the transaction.

Genesys expects to fund the transaction with available cash and credit facilities.. The transaction is not subject to any financing contingency.

US Arma Partners LP is acting as exclusive financial advisor, and K&L Gates LLP is serving as legal counsel, to SoundBite. Fried, Frank, Harris, Shriver & Jacobson LLP is serving as Genesys’ legal counsel.

Additional Information:

The tender offer described in this news release has not yet been commenced. This news release and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of SoundBite. At the time the tender offer is commenced, Genesys and its new wholly owned subsidiary, Sonar Merger Sub, intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and SoundBite intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

SOUNDBITE COMMUNICATIONS, INC. STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) AND THE RELATED SOLICITATION/RECOMMENDATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ PRIOR TO MAKING A DECISION TO TENDER SHARES. Stockholders of SoundBite will be able to obtain a free copy of these documents (when they become available) and other documents filed by SoundBite and Genesys with the Securities and Exchange Commission (“SEC”) at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of the tender offer documents (when they become available) from the information agent to be named in the offer to purchase or from Genesys.

About SoundBite:

SoundBite Communications is a customer experience management company with deep expertise in delivering cloud-based mobile marketing, proactive customer care, and collections/payments solutions. More than 450 global end-clients, including nearly 50 Fortune 500 companies, leverage SoundBite’s proactive multi-channel communications and preference management platforms to power 2.5 billion personalized and compliant customer interactions annually across the full consumer lifecycle.

www.soundbite.com

About Genesys:

Genesys is a leading provider of customer engagement and contact center solutions. With more than 3,000 customers in 80 countries, Genesys orchestrates more than 100 million customer interactions every day across the contact center and back office, helping companies deliver fast and optimal levels of customer service with a highly personalized cross-channel customer experience. Genesys also prioritizes the flow of work to back office personnel resulting from any customer interaction, internal workflow or business application, optimizing the performance and satisfaction of customer-facing employees across the enterprise.

www.genesyslab.com

Forward-Looking Statement

Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, regulatory approvals, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of the federal securities laws and are subject to risks, uncertainties and assumptions. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of SoundBite’s stockholders will tender their stock in the tender offer; the possibility that competing tender offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, clients, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of SoundBite’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in SoundBite’s filings with the Securities and Exchange Commission, including the factors set forth in SoundBite’s most recent annual report on Form 10-K, the Tender Offer Statement on Schedule TO and other tender offer documents to be filed by Genesys and Sonar, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by SoundBite. These forward-looking statements reflect SoundBite’s expectations as of the date of this press release. SoundBite undertakes no obligation to update the information provided herein.

Press Contacts

Dominic Weeks (SHIFT Communications)

genesys@shiftcomm.com

617-779-1800

Investor & Media Contact for SoundBite Communications:

Lynn Ricci

781-897-2696

lricci@SoundBite.com